Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Schering-Plough Corporation, a New Jersey corporation (herein called the “Corporation”), does hereby constitute and appoint Robert Bertolini, Steven H. Koehler and Susan Ellen Wolf, or any of them, his or her true and lawful attorney or attorneys and agent or agents, to do any and all acts and things and to execute any and all instruments which said attorney or attorneys and agent or agents may deem necessary or advisable to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations, requirements or requests of the Securities and Exchange Commission thereunder or in respect thereof in connection with the filing under said Act of the Annual Report of the Corporation on Form 10-K for the fiscal year ended December 31, 2008 (herein called the “Form 10-K”); including specifically, but without limiting the generality of the foregoing, the power and authority to sign the respective names of the undersigned officers and/or directors as indicated below to the Form 10-K and/or to any amendment of the Form 10-K and each of the undersigned does hereby ratify and confirm all that said attorney or attorneys and agent or agents, or any of them, shall do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 27th day of February, 2009.

/s/ FRED HASSAN	/s/ ROBERT J. BERTOLINI

Fred Hassan, Chairman of the Board and Chief Executive Officer	Robert J. Bertolini, Executive Vice President and Chief Financial Officer

/s/ STEVEN H. KOEHLER	/s/ PATRICIA F. RUSSO

Steven H. Koehler, Vice President and Controller; Principal Accounting Officer	Patricia F. Russo, Director

/s/ HANS W. BECHERER	/s/ JACK L. STAHL

Hans W. Becherer, Director	Jack L. Stahl, Director

/s/ THOMAS J. COLLIGAN	/s/ CRAIG B. THOMPSON, M.D.

Thomas J. Colligan, Director	Craig B. Thompson, M.D., Director

/s/ C. ROBERT KIDDER	/s/ KATHRYN C. TURNER

C. Robert Kidder, Director	Kathryn C. Turner, Director

/s/ EUGENE R. MCGRATH	/s/ ROBERT F. W. VAN OORDT

Eugene R. McGrath, Director	Robert F. W. van Oordt, Director

/s/ CARL E. MUNDY, JR.	/s/ ARTHUR F. WEINBACH

Carl E. Mundy, Jr., Director	Arthur F. Weinbach, Director

/s/ ANTONIO M. PEREZ
Antonio M. Perez, Director

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